UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 20, 2019 (December 19, 2019)

Protalix BioTherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33357	65-0643773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Snunit Street	20100
Science Park, POB 455
Carmiel, Israel
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +972-4-988-9488

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	PLX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this report is incorporated herein by reference.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

As previously disclosed, Protalix BioTherapeutics, Inc. (the “Company”) held a Special Meeting of Stockholders on December 9, 2019 (the “Meeting”). At the Meeting, the Company’s stockholders approved an amendment to the Company’s Certificate of Incorporation, as amended, to effect a reverse stock split at a ratio not less than 1-for-10 and not greater than 1-for-20, and to reduce the total number of shares of the Company’s common stock that it is authorized to issue from 350 million shares to 120 million. The ratio was fixed by the Company’s Board of Directors prior to the meeting to be 1-for-10 (the “Reverse Stock Split”).

On December 19, 2019, at 11:59 PM, Eastern Standard Time, the Certificate of Amendment to the Company’s Certificate of Incorporation (the “Certificate of Amendment”), which the Company filed with the Secretary of State of the State of Delaware to effect the Reverse Stock Split and the reduction to the total number of shares of common stock that the Company is authorized to issue, became effective.

The Company’s common stock is expected to begin trading on the NYSE American on a split-adjusted basis when the market opens on Friday, December 20, 2019 and on the Tel Aviv Stock Exchange (the “TASE”) on a split adjusted basis when the market opens on Sunday, December 22, 2019. The Company’s common stock will continue to trade on the NYSE American and the TASE under the symbol “PLX.” The new CUSIP number for the Company’s common stock following the Reverse Stock Split will be 74365A 309.

Upon effectiveness of the Reverse Stock Split, every 10 shares of the Company’s issued and outstanding common stock automatically converted into one share of common stock, without any change in the par value per share. In addition, a proportionate adjustment was made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options entitling the holders to purchase common stock and to the conversion ratio of the Company’s outstanding 7.5% convertible promissory notes due 2021.

Registered stockholders holding their shares of common stock in book-entry or through a bank, broker or other nominee form do not need to take any action in connection with the Reverse Stock Split. For those stockholders holding physical stock certificates, the Company’s transfer agent, American Stock Transfer & Trust Company, LLC, will send instructions for exchanging those certificates for new certificates representing the post-split number of shares. American Stock Transfer & Trust Company, LLC can be reached at 877-248-6417 (toll free) or 718-921-8317.

Additional information about the Reverse Stock Split can be found in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on October 15, 2019, a copy of which is also available at www.sec.gov or at https://www.protalix.com/ under the SEC Filings tab located on the Investors page. A copy of the Certificate of Amendment is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits
3.1	Third Certificate of Amendment to Certificate of Incorporation of Protalix BioTherapeutics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2019	PROTALIX BIOTHERAPEUTICS, INC.

	By:	/s/ Dror Bashan
		Name:	Dror Bashan
		Title:	President and Chief Executive Officer